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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

June 30, 2000                                                     June 29, 2000
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                                                               (Date of earliest
                                                                 event reported)



                            PUGET SOUND ENERGY, INC.
             (Exact name of registrant as specified in its charter)


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                          Commission File Number 1-4393

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Washington                                                            91-0374630
(State or other jurisdiction of                                    (IRS Employer
incorporation or organization)                               Identification No.)

            411 - 108th Avenue N.E., Bellevue, Washington 98004-5515
                    (Address of principal executive offices)

                                 (425) 454-6363

              (Registrant's telephone number, including area code)


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ITEM 5. Other Events

         On June 29, 2000, the Company issued the following press release.

     InfrastruX, a wholly-owned subsidiary of Puget Sound Energy, to Acquire UTILX Corporation

BELLEVUE, WA - June 29, 2000 - InfrastruX Group, Inc., a wholly-owned subsidiary of Puget Sound Energy, Inc. (NYSE:PSD), and UTILX Corporation (NASDAQ:UTLX) today announced that the two companies have reached an agreement whereby InfrastruX will acquire UTILX in a tender offer for approximately $50 million cash or $6.125 per share. UTILX is a Kent, WA-based provider of infrastructure construction services to utilities and telecommunications providers in the United States and around the world. The transaction will make UTILX a wholly-owned subsidiary of InfrastruX Group, Inc. InfrastruX was established on June 6, 2000 and marks PSE's entry into the infrastructure construction services market. The purchase is expected to be completed in the third quarter of 2000.

"UTILX is an outstanding platform acquisition for our infrastructure services initiative, providing a national presence, proprietary technology and a proven management team," said Bill Weaver, President and Chief Executive Officer of Puget Sound Energy, the parent company of InfrastruX. "This is a critical step toward our goal of becoming a top-tier player in the services industry, as we expand the non-regulated segment of our business."

UTILX Corporation, founded in 1984, provides specialty services and products to electric, telecommunications, natural gas, water, sewer and other utilities in the United States and around the world. The Company's primary business is installing, replacing and restoring underground cables and pipes. Installation and replacement services are provided through the Company's FlowMole(R) and conventional trenching services. The Company also provides its CableCure(R) service to utility customers to repair or prevent water damage and materially extends the life of electric and telephone cables.

"We felt it was extremely important to partner with a company that truly understood the unique value of UTILX, and to assure our shareholders of the best deal possible," said William Weisfield, Chairman, President and Chief Executive Officer of UTILX. "We feel that we accomplished both objectives, and are now extremely well positioned to capitalize on the explosive demand for infrastructure services." According to the terms of the agreement, Weisfield will serve as President of UTILX Corporation.

"As the utility industry continues to change, we believe that utilities will aggressively look to generate greater efficiencies by partnering with exceptional outsource providers," said John Durbin, Chief Executive Officer of InfrastruX. "UTILX is precisely the type of high quality provider that will allow InfrastruX entrance into this high growth arena."

Under the terms of the merger agreement, which was approved unanimously by UTILX's Board of Directors, a subsidiary of InfrastruX is expected to commence a tender offer for all of the outstanding shares of UTILX by June 30, 2000.

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The offer is subject to the condition  that 67% of the shares are  tendered,  as well as regulatory approvals and other customary conditions. If the tender is successful, it will be followed as promptly as possible by a merger in which any remaining shares of UTILX stock will be converted into the right to receive $6.125 per share in cash.

Security holders of UTILX Corporation should read the Tender Offer Statement on Schedule TO filed with the SEC by InfrastruX Acquisition, Inc. and InfrastruX Group, Inc. when it becomes available because it will contain important information about the tender offer. Investors can obtain such Tender Offer Statement on Schedule TO and other filed documents for free at the Security and Exchange Commission's website at http://www.sec.gov.

InfrastruX Group, Inc., a newly formed subsidiary of Puget Sound Energy, is a holding company formed to acquire providers of specialized contracting services, offering end-to-end network infrastructure solutions to the electric power, telecommunications, natural gas and cable television industries, including the design, installation, repair and maintenance of network infrastructure such as electrical transmission lines, fiber optic cable and other utility distribution systems.

Puget Sound Energy, Inc., headquartered in Bellevue, Washington, is an investor-owned public utility furnishing electric and gas service to more than
1.2 million homes and businesses primarily in the greater Puget Sound region of Washington State.

This release contains forward-looking statements relating to UTILX and Puget Sound Energy, their respective existing and future products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe", "expect", "intend", "plan", variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect actual results include competitive pressures, levels of work received from key customers, weather, regulatory, other matters affecting the utility industry in general, and any matters that could cause sudden changes in customer demand. Reference is made to the latest Annual Report on Form 10-K filed with the SEC for UTILX and Puget Sound Energy, respectively, for a detailed description of risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. UTILX and Puget Sound Energy, respectively, undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PUGET SOUND ENERGY, INC.

Date: June 30, 2000


                                                James W. Eldredge
                                                ________________________________
                                                James W. Eldredge
                                                Corporate Secretary & Controller

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